UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2020

SIEBERT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

120 Wall Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement
As previously disclosed in a Current Report on Form 8-K, filed on July 19, 2019, Siebert Financial Corp. (the “Company”) (NASDAQ: SIEB) and StockCross Financial Services, Inc., a Massachusetts corporation (“StockCross”), entered into a binding letter of intent (the “Letter of Intent”), setting forth the basic terms under which the Company will acquire from the StockCross shareholders (the “Acquisition”), all of the issued and outstanding shares of common stock of  StockCross  (the “StockCross Shares”) owned by the StockCross shareholders in exchange for shares of common stock of the Company.  The Letter of Intent provides that the completion of the Acquisition is subject to preparation and execution of agreements setting forth the definitive terms of the Acquisition.
As of December 31, 2019, the Company entered into an Agreement and Plan of Merger by and between the Company, Muriel Siebert & Co, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MSCO”), StockCross and Michael J. Colombino, on behalf of himself and as representative of the other StockCross shareholders (the “Merger Agreement”), pursuant to which the Company acquired, from the StockCross shareholders, all of the StockCross Shares in exchange for a total of 3,298,774 shares of common stock of the Company and StockCross was merged with and into MSCO (the “Merger”).  The Merger was effective on January 1, 2020 (the “Closing Date”) and as a result, StockCross merged with and into MSCO.
Prior to the Merger, MSCO owned 15% of the issued and outstanding common stock of StockCross and the Company and StockCross were affiliated entities through common ownership.
The Merger Agreement was approved by a majority of the uninterested members of the Company’s audit committee and board of directors.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The issuance of the shares of common stock of the Company (the “Company Stock”) pursuant to the Merger Agreement is subject to shareholder approval pursuant to Nasdaq Rule 5635(a)(2).  The Company has received the written consent of a majority of shareholders to the issuance and is in the process of filing an Information Statement with the Securities and Exchange Commission (“SEC”) notifying the Company’s other shareholders of the action by written consent of the holders of a majority of the shares.  The Company Stock to be issued pursuant to the Merger Agreement will be held in escrow until no earlier than 20 days after the Information Statement is first transmitted to the Company’s shareholders.
The failure of the Company to obtain the approvals required by NASDAQ rule 5635(a) was inadvertent and active steps are being made to correct such omission.
Item 2.01   Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

No issuance of any of the securities by the Company in connection with the Acquisition was registered under the Securities Act of 1933, as amended (the “Securities Act”). Such issuances were conducted in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Forward-Looking Statements.
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information.
The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits
Exhibit No.	Description

99.1
Agreement and Plan of Merger, dated as of December 31, 2019 by and among Siebert Financial Corp., Muriel Siebert & Co., Inc., StockCross Financial Services, Inc. (“StockCross”) and each of the shareholders of StockCross.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 7, 2020

By:	/s/ Andrew H. Reich
Andrew H. Reich
EVP, Chief Operating Officer, Chief Financial Officer
and Secretary